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                                                                   Exhibit 10.34

                          FORM OF AMENDED AND RESTATED
                               SERVICES AGREEMENT

   This Amended and Restated Services Agreement (the "Agreement") is made this ___ day of ______, 2005, by and between CONTINENTAL AIRLINES, INC. (together with its Affiliates, "Continental"), a corporation duly organized and validly existing under the laws of the State of Delaware, U.S.A., with its principal office at 1600 Smith St., Houston, Texas, U.S.A. 77002, and COMPANIA PANAMENA DE AVIACION, S.A. (together with its Affiliates, "COPA"), a corporation (sociedad anonima) duly organized and validly existing under the laws of the Republic of Panama, with its principal office at Ave. Justo Arosemena y Calle 39, Apartado 1572, Panama 1, Panama. Continental and COPA are herein referred to as the "Carriers".

                                    RECITALS

   Continental and COPA are each certificated air carriers providing air transportation services with respect to both passengers and cargo in their respective areas of operation.

   Continental and COPA Holdings, S.A. a Panamanian corporation (sociedad anonima) have, as of the date hereof entered into an Amended and Restated Alliance Agreement ("Alliance Agreement") a Registration Rights Agreement ("Registration Rights Agreement") and an Amended and Restated Shareholders Agreement ("Shareholders Agreement"). In connection with such agreements, COPA desires that Continental make available to COPA certain services that are necessary or advisable for the operation of a commercial air carrier and services that are necessary or advisable for the operation of a commercial air carrier and Continental is willing to provide COPA such services in accordance with the terms and conditions of this Agreement.

   Continental and COPA are each a party to the "Services Agreement" made the 22nd of May, 1998 and each agree to enter into this Agreement as an amended and restated version of the Services Agreement.

   Continental and COPA are each a party to the Amended and Restated Alliance Agreement (as amended, the "Alliance Agreement") entered into on the date hereof.

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, Continental and COPA hereby agree as follows:

   1. Cost Reduction Initiatives. Subject to the terms and conditions set forth in this Agreement, Continental will provide services as set forth below in
Section 2(a) through (m) of this Agreement pursuant to separate agreements. Current agreements between the Carriers with respect to the services identified in Section 2(a) through (m) are listed on Schedule 1 hereto. Any agreements to be negotiated in the future will be

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negotiated at arms-length, will contain mutually acceptable provisions typically applicable to such agreements, will not necessarily be coterminous with this Agreement, will not contain any cross-default clauses with respect to this Agreement or the Shareholders Agreement, will not permit COPA to transfer services and equipment to third parties and will adequately address COPA's concern that it have notice of termination of the agreements sufficient enough to allow COPA to transition to alternative service providers. Unless otherwise stated, services will be provided as follows:

      (a) Services provided directly by Continental to COPA. Upon reasonable request by COPA, Continental will provide the services specified in Section 2 below to COPA, as permitted by Continental's applicable contracts. Except as otherwise provided herein, services provided to COPA directly by Continental will be priced at Continental's Incremental Cost as defined below.

      (b) Services provided by a third party. Wherever contractually permitted (except as otherwise provided herein), Continental will provide COPA access to the same third party vendor arrangements as are available to Continental at the cost charged to Continental, plus any additional costs incurred by Continental, provided that such access will not adversely impact Continental with respect to pricing or availability. For current contracts under which COPA does not have access, and for future contracts as appropriate, Continental will use commercially reasonable efforts to permit COPA to obtain the same benefits as Continental under such contracts, provided doing so will not adversely impact Continental.

      (c) Incremental Cost. As used in this Agreement "Incremental Cost" shall mean the additional direct cost incurred by a Carrier to provide a good or service to the other Carrier, plus a pro-rata allocation of the providing Carrier's cost for fixed capital and intangibles (including depreciation, amortization and interest), overhead (including labor burden and facilities) associated with the activity providing the good or service and a percentage of the providing Carrier's corporate overhead equal to the percentage that the charges to the receiving Carrier for the good or service are of the providing Carrier's total expenses for the preceding fiscal year, but excluding any profit or mark-up. The intention of this Agreement is that those goods and services charged at Incremental Cost shall be provided by a Carrier to the other Carrier without the providing Carrier's incurring a profit or loss with respect thereto.

      (d) Services Contractually Permitted. For purposes of this Agreement, "contractually permitted" means either that the providing Carrier has the contractual ability to require its counterparty to offer the relevant goods or services to the other Carrier on the relevant terms, or that the relevant contract does not prohibit the provision of such services on such terms, and the providing Carrier's counterparty is willing to provide such services on such terms. The obligation of Continental to provide services or access to the benefits of its contracts to COPA shall be subject to contractual limitations to which Continental is subject; provided, however, that Continental will use its

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commercially reasonable efforts to obtain a waiver of any such contractual limitations which prevent Continental from passing along any material benefit to COPA.

      (e) Financing Limitations. To the extent that any of the services provided pursuant to Section 2 hereof require a capital expenditure or the financing of materials, services or equipment, Continental shall not be required to participate in any financing structure that (i) causes the materials, services or equipment, or any financial obligation with respect thereto, to be included on Continental's balance sheet, (ii) may, based on Continental's reasonable judgment, adversely affect Continental's future financing costs, or (iii) imposes any uncompensated financial obligation on Continental, including following the transfer of the materials, services or equipment (whether by purchase, assignment or lease) to COPA; provided that nothing in this Section shall be construed to relieve Continental of any obligations to provide services under this Agreement if such capital expenditure or financing of materials, services or equipment is undertaken by COPA.

      (f) Reciprocity by COPA. To the extent that COPA is able to provide services or access to the benefits of its contracts to Continental of a similar nature as is set forth in Section 2 hereof, it shall, upon the request of Continental, provide such benefits to Continental on comparable terms (including
Section 1(c)) as are set forth herein.

      2. Services To Be Provided. Subject to Section 1, Continental will offer and, subject to COPA's request, provide the following services:

      (a) Purchase of Equipment. Continental will advise COPA of intended future large acquisitions of flight and ground equipment and will use its commercially reasonable efforts to have the capacity requirements of COPA included in the procurement by Continental, so long as such inclusion would not have a material adverse affect on Continental's transaction (e.g. because of unwillingness of vendors to disclose Continental pricing to any other airline). COPA understands that most of Continental's current major equipment purchase agreements have non-disclosure requirements. In addition, the calculation of Continental's cost for a particular piece of equipment will depend on its delivery date, the source (from manufacturer or lessor) and type of financing. Pursuant and subject to
Section 1, COPA shall be free to seek such equipment from other sources, and, if requested by COPA, Continental will provide assistance in evaluating such alternative procurement. In addition, Continental will assist in the execution of COPA's fleet growth and replacement plan as follows:

            A. Continental will use its commercially reasonable efforts to ensure no increase in the discrepancy between COPA's and Continental's pricing on Boeing 737 NG flight equipment.

            B. In the event that the sale of any unused and expiring Continental Options to COPA would yield a lower net purchase price to

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      COPA, Continental agrees to offer such option aircraft for sale to COPA on commercially reasonable terms.

            C. In the event that Continental agrees to acquire Embraer 190 Family flight equipment, Continental will use its commercially reasonable efforts to ensure that COPA benefits from the economy of scale that a combined order would afford on any undelivered EMB 170/175/190/195 aircraft.

         (b) Ground Equipment. Where contractually permitted, COPA shall have access to the prices and delivery available to Continental for ground equipment, provided that such access will not adversely impact Continental. Continental will use commercially reasonable efforts to assist COPA in obtaining financing terms with respect to purchases of ground equipment by or on behalf of COPA that are comparable to Continental's.

         (c) Insurance. At the request of COPA, COPA shall be included in Continental's insurance coverage of all types to the extent commercially reasonable. Continental shall permit COPA to continue to obtain the insurance benefits associated with Continental's superior size and expertise, unless and until it is no longer commercially reasonable to do so.

         (d) Fuel. The Carriers shall provide each other with the benefits of each other's fuel-purchase arrangements.

         (e) Management Information and Related Systems and Data. The Carriers shall provide each other with their respective applicable capabilities and information relating to management information and related systems to the extent contractually permitted. This applies to pricing, yield management, distribution planning, reservations, departure control, E-ticketing, flight scheduling, crew scheduling, personnel management and evaluation, passenger and cargo revenue accounting, general accounting, computer reservation system analysis, quality monitoring, maintenance support, fleet planning, flight profitability, treasury support, group management, sales planning, U.S. GSA Support, marketing planning information, DOT database analysis, frequent flyer program, technical support and other systems.

         (f) Reservations, Departure Control, and Operational Control. At the request of COPA, assistance with reservations, departure control and operational control functions shall be provided by Continental to COPA.

         (g) Training. At the request of COPA, training shall be provided to COPA by Continental that involves both technical areas (e.g., maintenance, crew resource management, simulator access, and crew training) and other areas (e.g., salesmanship, negotiating skills, personnel evaluation).

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         (h) Catering. At the request of COPA, COPA shall receive access to
Continental's catering and on-board supply contracts.

         (i) Employee Exchanges. At the request of COPA, Continental shall provide COPA a reasonable number of qualified staff in key areas to facilitate implementation and knowledge and capability transfer. Included in the resources provided by Continental will be a reasonable number of qualified management personnel who will, unless otherwise agreed, be assigned to COPA for a period of not less than two years and will collectively be knowledgeable in the areas of yield management, maintenance and engineering, marketing and sales, flight operations and passenger services.

         (j) Accounting and Administrative. At the request of COPA, Continental shall provide COPA with accounting and administrative support services. This also includes access to credit card processing arrangements, commission levels, bank settlement plan participation, surety bonds and other items.

         (k) Maintenance of Aircraft, Engines, and Components. Upon COPA's request, Continental shall integrate COPA's fleet into Continental's maintenance program. Maintenance, quality assurance, planning, and engineering services performed substantially by Continental will be charged to COPA at Continental's Incremental Cost.

         (l) General Purchasing of Goods and Services. Continental shall undertake to include COPA in access to rates, terms, and availability of other applicable goods and services reasonably requested by COPA. Continental will use commercially reasonable efforts to assist COPA to obtain financing terms with respect to purchases by or on behalf of COPA that are comparable to Continental's.

         (m) Other (telecommunications, etc.). Upon COPA's request, Continental shall provide COPA access to its rates, terms, networks, and other telecommunications services and facilities.

      3. Most-favored nations. Except as otherwise expressly set forth in this Agreement, all services, supplies, training, products and any other assistance covered by this Agreement, including, but not limited to, technical, personnel, aviation services and supply assistance (the "Assistance"), which Continental or its Affiliates shall provide to COPA shall be provided at Continental's or its Affiliates' Incremental Cost of providing such Assistance, but in no case will COPA be required to pay more than the price that Continental or its Affiliates is at the time providing such Assistance to any other non-majority owned airline after giving effect to the existence, if any, of cross-subsidy arrangements involving multiple service provided to and received from such other airline. In the event that COPA can obtain similar or more favorable Assistance from a third party at a lower price or with more favorable terms, COPA shall be permitted to purchase such Assistance from such third party, subject to the provisions of any agreements between Continental and COPA with respect thereto. Also, Continental and its Affiliates

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shall use their commercially reasonable efforts to assure that COPA is the beneficiary of the most favorable prices and terms that Continental or its Affiliates can obtain for themselves via their externally provided resources. Continental shall have no obligation to extend the benefits of this Agreement to COPA's Affiliate, Aerorepublica, S.A., or any Affiliate acquired or created after the date hereof, unless COPA is, and only for so long as they remain, the record and beneficial owner of at least eighty-five percent (85%) of the capital stock of such Affiliate, calculated on a fully diluted basis. If COPA has an Affiliate that no longer qualifies for the benefits of this Agreement, Continental and COPA shall, upon COPA's request, discuss the possibility of such Affiliate being included under this Agreement.

      4. Sharing of resources during the term of the Agreement. Within a reasonable time after the date of this Agreement and subject to Continental's contractual obligations, and subject to the negotiation of satisfactory confidentiality and use agreements, Continental shall share with COPA its expertise and know-how reasonably requested by COPA in the form of, but not limited to, manuals, procedures, automation, training and systems, necessary or desirable for COPA to provide the same options and services with the same quality that Continental provides; provided, however, that such expertise and know-how shall be provided to COPA at Continental's Incremental Cost.

      5. Independent Parties.

         (a) Independent Contractors. It is expressly recognized and agreed that each Carrier, in its performance and otherwise under this Agreement, is and shall be engaged and acting as an independent contractor and in its own independent and separate business; that each Carrier shall retain complete and exclusive control over its staff and operations and the conduct of its business; and that each Carrier shall bear and pay all expenses, costs, risks and responsibilities incurred by it in connection with its obligations under this Agreement. Neither Continental nor COPA nor any officer, employee, representative, or agent of Continental or COPA shall in any manner, directly or indirectly, expressly or by implication, be deemed to be in, or make any representation or take any action which may give rise to the existence of, any employment, agent, partnership, of other like relationship as regards the other, but each Carrier's relationship as respects the other Carrier in connection with this Agreement is and shall remain that of an independent contractor.

         (b) Status of Employees. The employees, agents and/or independent contractors of COPA shall be employees, agents, and independent contractors of COPA for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of Continental. The employees, agents and independent contractors of Continental shall be employees, agents and independent contractors of Continental for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of COPA. Continental shall have no supervisory power or control over any employees, agents or independent contractors employed by COPA, and COPA shall have no supervisory power or control over any employees, agents and independent contractors employed by Continental.

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         (c) Liability For Employee Costs. Each Carrier, with respect to its own employees (hired directly or through a third party), accepts full and exclusive liability for the payment of worker's compensation and/or employer's liability (including insurance premiums where required by law) and for the payment of all taxes, contributions or other payments for unemployment compensation, vacations, or old age benefits, pensions and all other benefits now or hereafter imposed upon employers with respect to its employees by any government or agency thereof or provided by such Carrier (whether measured by the wages, salaries, compensation or other remuneration paid to such employees or otherwise) and each Carrier further agrees to make such payments and to make and file all reports and returns, and to do everything necessary to comply with the laws imposing such taxes, contributions or other payments.

         (d) Standard of Care; Disclaimer of Warranties; Limitation of Liabilities. A providing Carrier's standard of care with respect to the provision of services pursuant to this Agreement shall be limited to providing services of the same general quality as such Carrier provides for its own internal operations. Except for the previous sentence, neither Carrier makes any representations or warranties of any kind, whether express or implied (i) as to the quality or timeliness or fitness for a particular purpose of services it provides or any services provided hereunder by third-party vendors or subcontractors, or (ii) with respect to any supplies or other material purchased on behalf of the receiving Carrier pursuant to this Agreement, the merchantability or fitness for any purpose of any such supplies or other materials. Under no circumstances shall the providing Carrier have any liability hereunder for damages in excess of amounts paid by the receiving Carrier under the applicable agreement or for consequential or punitive damages, including, without limitation, lost profits.

      6. Term and Termination.

         (a) Term. The term of the Services Agreement, unless earlier terminated as provided in this Section 6, shall continue until either Carrier gives the other Carrier three (3) years' written notice of termination: provided, however, that either Carrier may only give such notice on or after May 22, 2012. The terms and conditions of this Amended and Restated Services Agreement are effective as of the date first written above.

         (b) Other Termination Rights. In addition to the termination provisions of paragraph (a) of this Section 6, this Agreement, but not the individual services agreements (which shall be terminated in accordance with their respective terms), may be terminated as follows:

            (i) By a Carrier, if the other Carrier has materially breached any material provision of this Agreement and such breach shall remain unremedied for more than 180 days after delivery of written notice by the non-defaulting Carrier. During such 180day period, the Carriers shall

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      consult in good faith to ensure that each of the Carriers understands the nature of the alleged breach and what steps are required to effect a cure;

            (ii) By a Carrier immediately on notice, if the other Carrier (i) shall be dissolved or shall fail to maintain its corporate existence, or
      (ii) shall have its authority to operate as a scheduled airline suspended or revoked, or shall cease operations as a scheduled airline, in each case for a period of 30 or more days;

            (iii) By a Carrier immediately on notice if the other Carrier shall
      (A) commence any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or shall make a general assignment for the benefit of its creditors; or
      (B) there shall be commenced against the other Carrier any case, proceeding or other action of a nature referred to in clause (A) above that (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed or undischarged for a period of 60 days; or (C) there shall be commenced against the other Carrier any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (D) the other Carrier shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B), or (C) above; or (E) the other Carrier shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

            (iv) By either Carrier on thirty (30) days' prior written notice if the Alliance Agreement is terminated;

            (v) By either Carrier immediately on notice if the other Carrier fails to maintain its membership in the Airline Clearing House (ACH) or the International Air Transport Association Clearing House for a period of ten (10) consecutive days;

            (vi) By a Carrier on sixty (60) days' prior written notice if the other Carrier materially breaches (or, in the case of Continental's right to terminate, Corporacion de Inversiones Aereas, S.A. materially breaches)

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      the terms and/or conditions of the Shareholders Agreement or the
      Registration Rights Agreement and fails to cure such breach within such sixty (60)-day notice period; provided that during such 60-day period, the Carriers shall consult in good faith to ensure that each of the Carriers understands the nature of the alleged breach and what steps are required to effect a cure; and

            (vii) By a Carrier on thirty (30) days' prior written notice if the other Carrier rejects the Alliance Agreement and/or Frequent Flyer Program Participation Agreement in a bankruptcy proceeding.

         (c) Force Majeure and Termination. Except with respect to the performance of a Carrier's payment obligations under this Agreement, neither Carrier shall be liable for delays or failure in its performance hereunder to the extent that such delay or failure of performance (a) is caused by any act of God, war, terrorism, natural disaster, strike, lockout, labor dispute, work stoppage, fire, serious accident, epidemic, quarantine restriction, act of government, or any other cause, whether similar or dissimilar, beyond the control of that Carrier, and (b) is not the result of that Carrier's lack of reasonable diligence (an "Excusable Delay"). In the event an Excusable Delay continues for sixty (60) days or longer, the non-delayed Carrier shall have the right, at its option, to terminate this Agreement by giving the delayed Carrier at least thirty (30) days prior written notice of such election to terminate.

         (d) Duties upon termination. No termination of this Agreement will release the parties from any liability for breach of this Agreement or from any moneys or other duties owed at the time of such termination.

         (e) Termination for Change of Control. . Notwithstanding any other provision of this Agreement in the event of a Change of Control involving a Carrier, the Carrier not involved in the Change of Control shall have the right to terminate this Agreement on six (6) months' prior written notice without liability or penalty to the Carrier involved in the Change of Control; provided, however, the right of a Carrier to give notice to terminate with respect to a Change of Control involving the other Carrier shall expire on the six month anniversary of the later to occur of (i) the date the terminating Carrier receives notice of such Change of Control from the other Carrier or (ii) the date of the consummation of such Change of Control transaction. The following definitions apply to the terms used in this Section 6:

             "AIRLINE ASSETS" means those assets used, as of the date of determination, in the relevant Person's operation as an air carrier.

             "BENEFICIAL OWNERSHIP" has the meaning given such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended.

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             "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, options, warrants, participation or other equivalents of or interests in (however designated) the equity of such Person, including any preferred stock.

             "CARRIER AFFECTED COMPANY" means as to a Carrier (a) such Carrier and its successor, (b) any Holding Company of such Carrier or its successor, or (c) any Subsidiary of such Carrier or its successor or of any Holding Company of such Carrier or its successor, that in any such case owns, directly or indirectly, all or substantially all of the Airline Assets of such Carrier or its successor, such Holding Companies of such Carrier and such Subsidiaries, taken as a whole.

             "CHANGE OF CONTROL" shall mean, with respect to a Carrier, the consummation of:

             (1) a merger, reorganization, share exchange, consolidation, tender or exchange offer, private purchase, business combination, recapitalization or other transaction as a result of which (A) a Competing Carrier or a Holding Company of a Competing Carrier and a Carrier Affected Company are legally combined, (B) a Competing Carrier, any of its Affiliates or any combination thereof acquires, directly or indirectly, Beneficial Ownership of 50% or more of the Capital Stock or Voting Power of a Carrier Affected Company, or (C) such Carrier (or its successor), any Holding Company of such Carrier (or its successor), or any of their respective Subsidiaries acquires, directly or indirectly, Beneficial Ownership of 50% or more of the Capital Stock or Voting Power of a Competing Carrier;

             (2) the sale, transfer or other disposition of all or substantially all of the Airline Assets of such Carrier (or its successor) and its Subsidiaries on a consolidated basis directly or indirectly to a Competing Carrier, any Affiliate of a Competing Carrier or any combination thereof, whether in a single transaction or a series of related transactions; or

             (3) the execution by a Carrier Affected Company of bona fide definitive agreements, the consummation of the transactions contemplated by which would result in a transaction described in the immediately preceding clauses (1) or (2).

             "COMPETING CARRIER" means an air carrier that competes (internationally and/or domestically) on a significant and material basis with the Carrier that is not involved in the Change of Control.

             "HOLDING COMPANY" means, as applied to a Person, any other Person of whom such Person is, directly or indirectly, a Subsidiary.

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             "SUBSIDIARY" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 40% of the total Voting Power thereof or the Capital Stock thereof is at the time owned or controlled, directly or indirectly, by (1) such person, (2) such person and one or more Subsidiaries of such Person, or (3) one or more Subsidiaries of such Person.

             "VOTING POWER" means, as of the date of determination, the voting power in the general election of directors, managers or trustees, as applicable.

      7. Confidential Information. Neither COPA nor Continental shall disclose the terms of this Agreement or any proprietary information with respect to the other obtained as a result of this Agreement, either during the term hereof or thereafter; provided, however, that such disclosure may be made if required by applicable law, regulation or stock exchange rule, or by any order of a court or administrative agency, and then only upon ten days' written notice by the disclosing Carrier to the other Carrier. The Carriers recognize that, in the course of the performance of each of the provisions hereof, each Carrier may be given and may have access to confidential and proprietary information of the other Carrier, including proposed schedule changes, promotional programs and other operating and competitive information ("Confidential Information"). Each Carrier shall preserve, and shall ensure that each of its officers, agents, consultants and employees who receive Confidential Information preserve, the confidentiality of the other Carrier's Confidential Information and shall not disclose Confidential Information to a third Carrier, without prior written consent from the other Carrier or use Confidential Information except as contemplated by this Agreement. This Section 7 shall survive two years after the termination or expiration of this Agreement.

      8. Arbitration.

      (a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the Conciliation and Arbitration Center (the "CAC") an affiliate of the Panama Chamber of Commerce in accordance with the International Arbitration Rules of the International Chamber of Commerce Court of International Arbitration. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

      (b) The number of arbitrators shall be three, one of whom shall be appointed by each of the Carriers and the third of whom shall be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and, if no agreement on the third arbitrator is possible, by the CAC; provided that unless otherwise agreed the CAC may only choose an arbitrator that is from a country other than Panama or the United States. The place of

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arbitration shall be Miami, Florida. The language of the arbitration shall be
English, but documents or testimony may be submitted in any other language if a translation is provided.

      (c) The arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing Carrier's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms of this Agreement.

      (d) Either Carrier may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Either Carrier may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

      9. Certain Definitions.

      (a) Commercially Reasonable Efforts. As used in this Agreement, the term "commercially reasonable efforts" shall not require a Carrier to make any uncompensated cash outlays, to accept adverse contract terms, to limit, alter, impair or interfere with its operations, to impair any right with respect to the use of its assets, or to otherwise adversely affect the Carrier in any measurable manner.

      (b) Affiliate. As used in this Agreement, "Affiliate" means, as applied to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

      (c) Person. As used in this Agreement, "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.

      10. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

      11. Entire Agreement, Waivers and Amendments. This Agreement and the Alliance Agreement to the extent such agreement concerns the matters covered in this Agreement constitute the entire understanding of the Carriers with respect to the subject matter hereof superseding all prior discussions and agreements, written or oral. This Agreement may not be amended, nor may any of its provisions be waived, except by writing signed by both carriers. No delay on the part of either carrier in exercising any right power or privilege hereunder shall operate as a waiver hereof, nor shall any waiver operate as a continuing waiver of any right, power or privilege.

      12. Notices. All notices given hereunder shall be in writing delivered by hand, certified mail, telex, or telecopy to the Carriers at the following addresses:

If to Continental:

Continental Airlines, Inc.
1600 Smith St., HQSCD                            Telecopier No.: (713) 324-3099
Houston, Texas  77002
Attention: Senior Vice President-
              Asia/Pacific and Corporate Development

With copy to:

Continental Airlines, Inc.
1600 Smith St., HQSLG                            Telecopier No.: (713) 324-5161
Houston, Texas  77002
Attention: Senior Vice President
              and General Counsel

If to COPA:                     Corporacion de Inversiones Aereas, S.A.
                            Ave. Justo Arosemena y Calle 39
                            Apdo. 1572
                            Panama 1, Panama
                            Attention: Pedro Heilbron
                            Facsimile No: 507-227-1952

With a copy to:                 Galindo, Arias y Lopez
                           Edif. Omanco
                           Apartado 8629
                           Panama 5, Panama
                           Attention: Jaime A. Areas C.
                           Facsimile No.: 507-263-5335

      12. Successors, Assigns. Except as otherwise provided in this Agreement, neither carrier may assign its rights or delegate its duties under this Agreement and any such purported assignment or delegation shall be void. This Agreement shall be binding on the lawful successors of each carrier.

      13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      14. Headings. The headings in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      15. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement.

      16. Equal Opportunity. To the extent applicable, EEO clauses contained at 41 C.F.R. Sections 60-1.4, 60-250.4 and 60-741.4 are hereby incorporated by reference. Each Carrier shall comply with all equal opportunity laws and regulations which apply to or must be satisfied by that Carrier as a result of this Agreement.

IN WITNESS WHEREOF, the parties hereto, being duly authorized, have caused this Agreement to be executed as of the date first written above.

         CONTINENTAL AIRLINES, INC.

By:
              ---------------------------------

Name:
              ---------------------------------

Title:
              ---------------------------------

         COMPANIA PANAMENA DE AVIACION, S.A.

By:
              ----------------------------------

Name:
              ----------------------------------

Title:
              ----------------------------------

                                   Schedule 1
                                     to the
                     Amended and Restated Services Agreement

Below is a list of agreements between Continental and Copa that have been negotiated to implement the Services Agreement:

Agreement                                                     Dated
----------------------------------------------------------    ------------------
COPA's Use of Continental's Manuals Agreement                 August 13, 1998
Agreement (with respect to CO Sales Support in Miami)         October 31, 1998
Frequent Flyer Program Participation Agreement                January 27, 1999
Trademark License Agreement                                   May 24, 1999
Agreement (with respect to CO's P-Club in Panama)             July 13, 1999
Equipment Sales Agreement                                     December 1, 1999
Information Technology Services Agreement                     September 27, 2000
Parts Pool Agreement                                          October 12, 2000
Agreement (with respect to CO SalesInsight software)          November 11, 2000
COPA Corporate Program Inclusion Agreement                    November 16, 2000
Agreement (with respect to distribution services)             November 28, 2000
737-700Maintenance Management, Material Management and
Maintenance Services Agreement                                May 3, 2001
Agreement (with respect to CO Sales Support in Los Angeles)   June 2, 2001
Agreement (with respect to CO's CTO in Cuenca, Ecuador)       December 14, 2001
General Passenger Sales Agency Agreement  (Chile)             January 1, 2002
Airline Forecasting Services Agreement                        January 14, 2002
City Ticket Office Representation Agreement                   February 11, 2002
Agreement (with respect to CO General US Sales Support)       May 30, 2002
General Passenger Sales Agency Agreement  (Argentina)         November 29, 2002
In-Flight Entertainment Agreement                             February 19, 2004
Agreement (with respect to CO's RewardOne system)             March 15, 2004
Agreement (with respect to CO Sales Support in New York)      June 1, 2004
Standard Ground Handling Agreement (LAX)                      June 1, 2004
MarketingInsight for Copa Airlines Agreement                  October 7, 2004